                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                         LONE STAR TECHNOLOGIES, INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


                            TO BE HELD MAY 9, 1996



     Notice is hereby given that the Annual Meeting of Shareholders of Lone Star Technologies, Inc. ("LST"), a Delaware corporation, will be held on the 9th day of May, 1996, at 9:00 a.m., local time, in the Collin Room, second floor, The Westin Galleria Hotel, 13340 Dallas Parkway, Dallas, Texas, for the following purposes:

     (1)  To elect 2 members to the Board of Directors of LST; and

     (2) To transact any other business as properly may come before the meeting or any adjournment thereof.

     The close of business on March 26, 1996 is the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the meeting will be available for examination by any shareholder at the office of the Secretary of LST, 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240 (telephone: 214/386-3981) during the ten-day period preceding the meeting.

     We hope that you will be represented at the meeting by signing the enclosed proxy card and returning it in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important - as is the vote of every shareholder - and the LST Board of Directors appreciates the cooperation of shareholders in returning proxies to vote at the meeting.



                                   By order of the Board of Directors,


                                   James T. Dougherty
                                   Secretary

Dallas, Texas
April 4, 1996

                        LONE STAR TECHNOLOGIES, INC.
                        5501 LBJ Freeway, Suite 1200
                             P. O. Box 803546
                         Dallas, Texas 75380-3546

                             PROXY STATEMENT

                  SOLICITATION AND REVOCATION OF PROXIES

The enclosed proxy is solicited by and on behalf of the Board of Directors of LST, for use at the Annual Meeting of Shareholders to be held on May 9, 1996, or at any adjournment thereof. Any shareholder giving a proxy may revoke it prior to the voting of the proxy on any matter (without affecting, however, any vote already cast on any other matters) by:

     (a) notifying LST of such revocation in writing prior to or at the Annual Meeting,
     (b) delivering to LST a duly executed proxy relating to the same shares dated subsequent to the date of the original proxy, or
     (c)  voting the same shares in person at the Annual Meeting.

The principal executive offices of LST are located at 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240 (telephone: 214/386-3981). This proxy statement and the enclosed proxy were mailed to shareholders on or about April 4, 1996.

All shares represented by unrevoked proxies will be voted at the meeting or any adjournment thereof as specified by the persons giving such proxies. If no contrary specification is made, the shares represented by proxies will be voted FOR the election as directors of the nominees named herein.

                   OUTSTANDING SHARES AND VOTING RIGHTS
As of March 26, 1996, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were 20,516,690 outstanding shares of LST Common Stock. This is the only class of stock of LST outstanding, and each share of Common Stock is entitled to one vote on all matters properly coming before the Annual Meeting.

                           ELECTION OF DIRECTORS
The Certificate of Incorporation and By-Laws of LST provide for a Board of Directors comprised of three classes of directors, as nearly equal in number as possible, with each class of directors to be elected for three-year terms. For that reason the nominees for election to the class of directors whose terms are to expire at an Annual Meeting are to be elected as directors for a term expiring at the Annual Meeting of Shareholders held in the third year following the year of their election. In case any director is appointed by the Board of Directors between Annual Meetings to serve out the unexpired term of a director who has resigned, or to fill a vacancy on the Board of Directors created by an increase in the size of the Board of Directors, the appointed director is to be elected by the shareholders at the next Annual Meeting following the appointment, either to complete the unexpired term or to serve a full three-year term if the unexpired term ends at the next Annual Meeting.

Directors are elected by plurality vote.

At the 1996 Annual Meeting, shareholders will be asked by LST to reelect Messrs. Harbin and Guerin to the Board of Directors. The recent experience of the nominees is summarized below. The nominees standing for election at this Annual Meeting are standing for election for terms expiring at the 1999 Annual Meeting.

Each proxy solicited hereby which is given prior to the voting at the Annual Meeting and is not revoked will be voted FOR the election of the nominees named in the following table for terms of office expiring in 1999 at the Annual Meeting, unless a contrary specification is made in the proxy. If for any reason any nominee should become unavailable for election, then, unless a contrary specification is made in the proxy, votes will be cast pursuant to authority granted by the proxy for a substitute nominee designated by the Board of Directors, or, in the absence of a designation by the Board of Directors, for a substitute nominee designated by any of the persons authorized by the proxy to vote as proxies. The Board of Directors is not aware that any nominee will be unwilling or unable to serve.

The following tables set forth, for the nominees for director and for the directors whose current terms extend beyond the 1996 Annual Meeting, the principal occupation or employment for each during at least the past five years, the year in which each joined the Board of Directors, the year in which their current terms on this Board expire and other business directorships held. One of the directors, Mr. Mercer, was recommended for nomination to the Board before his election in 1995 by Alpine Capital, L.P. and the other shareholders reporting share ownership information with Alpine who are named on page 12.

The Board of Directors recommends that shareholders vote FOR the election of the nominees named in the table.

                             NOMINEES FOR DIRECTOR
NAME (AGE)     BUSINESS EXPERIENCE AND OTHER INFORMATION    YEAR FIRST ELECTED
- - ----------     -----------------------------------------    ------------------
DEAN P. GUERIN, (74)                                                      1989
     Investments since June, 1994. Retired in 1994 as Chairman and Chief Executive Officer, Berry Barnett Food Distribution Company, Inc. (wholesale food distribution company) since 1990; retired as Chairman of the Board of Epler, Guerin and Turner, Inc. (investment banking firm) in 1986.
     Director: Seagull Energy Corporation and Trinity Industries, Inc. His current term expires in 1996. (1,2)

JOHN P. HARBIN, (78)                                                      1987
     Chairman of the Board, Chief Executive Officer, and President of LST since May, 1989; retired as Chairman of the Board of Halliburton Company (oil field services and engineering/construction) in 1983. His current term expires in 1996.


(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

                             CONTINUING DIRECTORS

CHARLES L. BLACKBURN, (68)                                                1991
     Retired in 1995 as Chairman, President and Chief Executive Officer of Maxus Energy Corporation (oil and gas producer) since 1987; Executive Vice President, 1986-1987. Director: Landmark Graphics Corporation and Maxus Energy Corporation. His current term expires in 1998. (1,2)

FREDERICK B. HEGI, JR., (52)                                              1985
     General Partner, Wingate Partners L.P. (private investments) since 1987; President, Valley View Capital Corporation (private investments) 1982-1987. Director, United Stationers, Inc. His current term expires in 1997. (1,2)

WILLIAM C. MCCORD, (68)                                                   1991
     Retired in 1993 as Chairman and Chief Executive Officer of ENSERCH Corporation (diversified energy, engineering, and construction company) since 1987. Director: ENSERCH Corporation and Pool Energy Services Co. His current term expires in 1997.(1,2)

JAMES E. MCCORMICK, (68)                                                  1991
     Retired in 1992 as President and Chief Operating Officer of Oryx Energy Company (formerly Sun Exploration and Production Company, oil and gas exploration and production company) since 1988. Director: BJ. Services Co., Snyder Oil Corporation, TESCO Corporation, and Texas Commerce Bank, Dallas. His current term expires in 1998. (1,2)

THOMAS M. MERCER, JR., (52)                                               1995
     Partner since April 1995 of Ceres Capital Partners and owner since 1993 of The Mercer Financial Company (financial advisory and investment banking services); President of the employee benefits division of Pre-Paid Legal Services, Inc. during part of 1993 and 1994; Executive Vice President and Managing Director of corporate banking for First Gibraltar Bank, F.S.B. (federal savings bank) from 1989-1993; and various executive positions with Bank of Boston (commercial bank) prior to 1989. His current term expires in 1998 (1,2)

During 1995, there were seven meetings of the Board of Directors and four meetings of Board Committees. All of the directors attended more than 90 percent of the meetings of the Board of Directors and Committees of the Board on which they served, except Messrs. Blackburn and McCord who each attended 72 percent of those meetings.




(1)  Member of the Audit Committee.
(2)  Member of the Compensation Committee.

COMPENSATION OF DIRECTORS. Each director of LST who is not an officer of LST or any of its subsidiaries receives an annual retainer of $25,000, plus expenses incurred in connection with attendance at meetings of the Board of Directors or any Committee of the Board of Directors of which he is a member. In addition to the annual retainer, each director receives attendance fees of $1,000 for each meeting of the Board of Directors and, prior to July 12, 1995, $500 for each meeting of a Committee of the Board on which he serves held on a date other than that of a meeting of the Board, and, from and after July 12, 1995, $1,000 for each Committee meeting attended whether or not there was a Board meeting that same day. Each director may elect to receive his retainer and meeting fees in cash or LST shares, or he may defer receipt under a phantom stock arrangement. Also in 1995, Messrs. Guerin and Hegi, both directors, received $5,000 and $2,000, respectively, for special services rendered for LST in connection with their membership on a Board Committee, plus reimbursement of expenses incurred in connection with the performance of those services. Mr. Harbin, an employee of LST, receives no compensation for serving as a director of LST. Following the Annual Meeting in 1995 and following each Annual Meeting every second year after that, the directors then in office, who are not employees of LST or its subsidiaries, each will automatically receive a stock Option for 25,000 shares of Common Stock of LST under the terms of the 1985 Long Term Incentive Plan of LST (subject to an overall limitation of 750,000 shares on the total number of shares that may be issued for such Options) at the market price on the date the Options are granted. Each of the six nonemployee directors (which does not include Mr. Harbin) received such Options after the 1995 Annual Meeting. No Options were exercised by any director in 1995.

                             EXECUTIVE OFFICERS
All executive officers of LST are elected annually by and serve at the pleasure of the Board of Directors, or in the case of Mr. Best, at the pleasure of the Board of Directors of Lone Star Steel Company ("Steel"), a subsidiary of LST, which he serves as Chief Executive Officer. The following sets forth information concerning the current executive officers of LST. Information regarding Mr. Harbin is to be found above in the Directors' listing.

NAME(AGE)                BUSINESS EXPERIENCE AND OTHER INFORMATION
RHYS J. BEST, (49)
     President and Chief Executive Officer of Steel since December, 1989; was Vice President and Treasurer of LST from March, 1989.

JAMES T. DOUGHERTY, (60)
     Senior Vice President, General Counsel, and Secretary of LST since January, 1990.

JUDITH A. MURRELL, (55)
     Vice President - Corporate Relations and Treasurer of LST since May, 1992; was Vice President - Corporate Relations since February, 1987.

EMPLOYMENT CONTRACT, TERMINATION OF EMPLOYMENT, AND CHANGE IN CONTROL TRANSACTIONS. There remain in effect agreements entered into before 1992 implementing a Contingent Severance Policy with Mr. Dougherty and Ms. Murrell, which provide for a continuation of salary payments for up to one year if employment is terminated other than for reasons of misconduct (as defined) within two years after LST is acquired, is liquidated, or a majority of its assets are transferred, and Mr.

Dougherty is to receive the same severance if his employment is terminated within 6 months before and two years after the next Chief Executive Officer of LST is appointed or the position becomes unfilled. Mr. Best has since before 1992 participated in Steel's Retention Plan which provides salary protection of up to one year's salary for loss of employment within two years of the bankruptcy or change of control of Steel.

In 1989, John P. Harbin entered into an agreement under which he agreed to act as LST's Chairman of the Board, Chief Executive Officer, and President for an indefinite period until he resigns, is removed, or a successor is elected. Pursuant to that agreement, Mr. Harbin currently receives $31,250 per month for his services.

Under the 1985 Long Term Incentive Plan, which is LST's stock Option plan, the stock Options that have been granted by LST are not fully exercisable until four years after grant, unless a change of control of LST occurs (as defined in the plan). Upon the happening of a change of control of LST all outstanding Options including those previously granted to executive officers and directors of LST, become fully exercisable without regard to the period of time elapsed since the date of grant.

                       SECURITY OWNERSHIP OF MANAGEMENT
The following table shows beneficial ownership of shares of Common Stock of LST by each director and executive officer of LST at March 1, 1996.

    NAME OF DIRECTOR,
EXECUTIVE OFFICER OR GROUP       NUMBER OF SHARES(1)    PERCENT OF CLASS(2)
- - --------------------------       -------------------    -------------------
Charles L. Blackburn                  37,500                   .18
Dean P. Guerin                        42,211                   .20
John P. Harbin                        96,250                   .46
Frederick B. Hegi, Jr.                40,365                   .19
William C. McCord                     33,250                   .16
James E. McCormick                    32,250                   .16
Thomas M. Mercer, Jr.                  2,500                   .01
Rhys J. Best                          65,668                   .32
James T. Dougherty                     5,000                   .02
Judith A. Murrell                     31,008                   .15
                                     -------                  ----
All directors and
executive officers as a group (10)   386,002                  1.85


(1) Includes (a) 81,250 shares for Mr. Harbin; 37,500 shares each for Messrs. Blackburn, Guerin and Hegi; 31,250 shares each for Messrs. McCord and McCormick; 50,000 shares for Mr. Best; 5,000 shares for Mr. Dougherty; and 28,050 shares for Ms. Murrell which may be acquired within 60 days of March 1, 1996, pursuant to options granted by LST under its 1985 Long Term Incentive Plan and (b) 3,711 shares issuable to Mr. Guerin upon conversion of LST convertible debentures he holds.
(2) Percentages are calculated on 20,855,701 shares, the number that would be outstanding if the stock options and convertible debentures described in the prior footnote were exercised and converted.

Additional share ownership information regarding principal shareholders of LST who are neither executive officers nor directors is shown in the table on page 12 of this proxy statement, to which the reader is referred.

                            EXECUTIVE COMPENSATION
The following sets forth the compensation of the executive officers of LST for the last three completed fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                 LONG TERM COMP AWARDS
                                                                  OPTIONS (# OF SHARES       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR   SALARY($)   BONUS($)    OF  LST COMMON STOCK)   COMPENSATION($)
- - ---------------------------          ----   ---------   --------   ----------------------   ---------------
John P. Harbin                       1995    360,412     50,000            25,000                  -
Chairman of the Board,               1994    350,000       -                  -                    -
Chief Executive Officer,             1993    350,000    350,000            50,000               36,833
& President, LST

James T. Dougherty                   1995    200,000       -                5,000                4,511
Senior Vice President,               1994    200,000       -                  -                  4,500
General Counsel & Secretary, LST     1993    200,000       -               10,000                4,497

Judith A. Murrell                    1995    125,000       -                5,000                3,922
Vice President - Corporate           1994    125,000       -                  -                  3,830
Relations & Treasurer, LST           1993    125,000       -               10,000                3,900

Rhys J. Best                         1995    255,205     15,000            10,000                4,500
President & Chief Executive Officer  1994    250,000     20,000               -                  4,500
Steel                                1993    250,000       -               20,000                3,821

All other compensation listed in the last column for each individual represents company contributions to a 401(k) Plan for Messrs. Dougherty and Best and Ms. Murrell and the director's fees paid to Mr. Harbin by American Federal Bank, F.S.B. when it was a wholly owned subsidiary of LST prior to its sale in November, 1993.

                                    OPTIONS
The following table shows the Options that were granted to executive officers under the 1985 Long Term Incentive Plan in 1995. Each Option has an exercise price equal to fair market value on date of grant, has a ten year term, and is exercisable as follows: 25 percent on and after the first anniversary of the grant, and 25 percent more on or after each of the next three anniversaries. The stock appreciation rates presented in this table for the Common Stock under Options are not predictions of future stock prices.

                               OPTION GRANTS TABLE

                      NUMBER OF
                      SHARES OF
                     COMMON STOCK      % OF TOTAL                                    ANNUAL RATES OF
                      UNDERLYING     OPTIONS GRANTED                            STOCK PRICE APPRECIATION
                       OPTIONS         TO EMPLOYEES     EXERCISE    EXPIRATION       FOR OPTION TERMS
NAME                   GRANTED #         IN 1995      PRICE ($/SH)     DATE       5% ($)        10% ($)
- - ----                 ------------    ---------------  ------------  ----------  -----------------------
John P. Harbin         25,000              30%           6.875       2/15/2005    108,091       273,924
James T. Dougherty      5,000               6%           6.875       2/15/2005     21,618        54,785
Judith A. Murrell       5,000               6%           6.875       2/15/2005     21,618        54,785
Rhys J. Best           10,000              12%           6.875       2/15/2005     43,237       109,570

The following table reflects unexercised Options held at the end of 1995 by the executive officers.

                     AGGREGATED OPTION EXERCISES IN 1995
                         AND 12/31/95 OPTION VALUES

                                                NUMBER OF SHARES
                                                OF COMMON STOCK           VALUE OF
                                                   UNDERLYING           IN-THE-MONEY
                        SHARES                 OPTIONS AT 12/31/95   OPTIONS AT 12/31/95
                     ACQUIRED ON     VALUE         EXERCISABLE/          EXERCISABLE/
NAME                   EXERCISE    REALIZED($)   UNEXERCISABLE(#)      UNEXERCISABLE($)
- - ----                 -----------   ----------- -------------------   -------------------
John P. Harbin            -            -           62,500/50,000       440,232 / 228,125
James T. Dougherty      7,500        22,344             0/11,250             0 /  55,554
Judith A. Murrell         -            -           23,050/11,250        70,778 /  68,203
Rhys J. Best              -            -           36,250/26,250       214,766 / 140,859

No Options were repriced in 1995.

                         COMPENSATION COMMITTEE REPORT
In 1995, LST was engaged in business as a manufacturer and supplier of oilfield and other industrial metal products through Steel, which is LST's principal operating company. Steel conducts business throughout the world, and its management is faced continually with many challenges. It is believed that in order to be successful, the compensation programs made available for executive officers and key employees must be geared to attract and retain quality personnel by providing reward for examplary individual performance and must foster enhancement of shareholder value. To reach these objectives, LST's executive compensation program consists of two principal elements: current salary and bonus opportunity and a longer term incentive.

ANNUAL COMPENSATION
It is the Compensation Committee's practice to review and approve salaries, including salary increases, for executive officers and bonus awards annually. The Committee receives reports of recommended salary actions, including for the other executive officers from the chief executive officer of LST. The Committee may request additional information and analysis, and ultimately determines in its discretion whether to approve recommended changes or not. These deteminations, which do not include the chief executive officer's salary, are made by the Committee based on their own analysis and judgment and the recommendations of the chief executive officer.

Salary actions for the chief executive officer of LST are separately considered by the Compensation Committee. The chief executive officer's salary, which has not been changed since 1990, was increased last year by $25,000 per year to $375,000, effective August 1, 1995. The Compensation Committee considered the businesses in which LST engages, including the highly cmpetitive nature of the oil and gas industry. His salary and the increase reflect these factors, the experience he brings to the position, and the Committee's judgment about his contributions to the performance of LST and Steel.

In 1955, no salary changes from the previous year took place for any other executive officers, except Mr. Best, whose salary was increased $12,500 per year to $262,500 as of August 1, 1995, with the Committee's approval.

Annual bonus awards are evaluated by the Committee after the end of each fiscal year. As discussed below, the Committee's decisions on bonues are largely subjective and do not entail precise assigning of relative weight to any particular factor. The individual annual salaries and bonuses in 1995 of all the executive officers, including the chief executive officer, are shown in a table included with this material.(1)

LONG TERM COMPENSATION - STOCK OPTIONS
Long term incentive compensation, rather than reflecting a single year's results, is intended to reward performance over the longer term. It has been LST's practice to structure this long term incentive compensation in the form of Options for its Common Stock. These Options are priced at the market price on the date of grant, and become exercisable in increments of 25 percent of the shares granted after each yearly anniversary date following the date of grant, so that an entire Option grant is not fully exercisable for four years. In this way the reward requires continued performance by the executive and metes out the ability to take advantage fully over four years, thus retaining a continuing incentive to achieve results beneficial to shareholders in terms of higher stock values. The Options do become exercisable sooner, in the limited event that a change of control of LST occurs, and all the Options include provision for termination of unexercised Options if employment ceases.

The Options are granted under the 1985 Long Term Incentive Plan of LST. The Compensation Committee administers the 1985 Long Term Incentive Plan and is responsible for awarding stock Options to employees, including executive officers.

Options, when granted to executive officers, are based on the judgment of the Compensation Committee and include its evaluation of the individual's performance currently and relative to the future needs of LST and its operating units and the chief executive officer's recommendations. The size of awards is based in part on historical practices and the Committee's subjective evaluation, as discussed further below. The Committee evaluates the LST chief executive officer's stock Option awards on a similar basis.

Unless LST achieves quality performance that produces increased Common Stock values over a several year period, the Option grants, which are not fully exercisable absent a change of control of LST for four years, will not reward the recipients. Should the recipients achieve return, the shareholders also will experience comparable improvement in their values over the same period. Thus this incentive is consistent with the shareholders interests.

In 1995, the Options granted to the executive officers of LST are shown in the Summary Compensation Table.

                        *     *     *     *     *

To assist in making its decisions on compensation matters, the Committee members are exposed to the executive officers regularly at Board meetings, receive operating information frequently throughout the year about the business, and are given the chief executive officer's recomendations regarding compensation for other executive officers.


(1)  See Summary Compensation Table elsewhere in this proxy material.

It should be understood that the Committee's decisions are not based on a formulistic approach assigning quantitative relative weights of various factors or mathematical comparisons with specific competitors or competitor groups, or other mathmatical formulae. All decisions are made with the objective of retaining and compensating those officers who have demonstrated to the satisfaction of the Committee the capacity to contribute to the financial and competitive performance of LST, thereby furthering the main objective of the compensation program -- increasing shareholder value.

Under current law there is a limitation of $1 million on the deductibility for federal income tax purposes of the annual executive compensation paid to any one individual. LST's compensation levels are well below the limit, and LST intends to determine the steps to take in the future before the issue of nondeductibility might affect it.


The foregoing reflects the 1995 report of the Compansation Committee relative to compensation matters.

                          COMPENSATION COMMITTEE
                         Dean P. Guerin, Chairman
                           Charles L. Blackburn
                          Frederick B. Hegi. Jr.
                            William C. McCord
                           James E. McCormick
                          Thomas M. Mercer, Jr.

                             PERFORMANCE CHART

The following graph compares the yearly percentage change for five years in the cumulative total returns on LST's Common Stock, the S&P 500 Composite Stock Index, and the S&P Oil Well Equipment & Services Index. The value of each investment was equal to $100 on January 1, 1991:

                     CUMULATIVE TOTAL RETURN COMPARISON
                       Five-year index (1/1/91 = 100)



                                   [GRAPH]

           LONE STAR
       TECHNOLOGIES, INC.     S&P 500     S&P OIL EQUIPMENT
       ------------------     -------     -----------------
1991          100              100              100
1992          130              128               93
1993          139              133               88
1994          274              143               98
1995          248              141               87
1996          383              190              113

                            PRINCIPAL SHAREHOLDERS
The following table sets forth as of March 1, 1996, the number of shares of LST Common Stock beneficially owned by each person known by LST to own more than 5 percent of its outstanding Common Stock. Percentages are based on 20,512,690 shares of Common Stock of LST which were issued and outstanding on that date. The information below and elsewhere in the proxy statement reporting share ownership of LST is believed to be current based upon information made available to LST prior to the date of this proxy statement.


NAME AND ADDRESS                          AMOUNT OF              PERCENT OF OUTSTANDING
OF BENEFICIAL HOLDER               BENEFICIAL OWNERSHIP (1)           COMMON STOCK
- - --------------------               ------------------------      ----------------------
Alpine Capital, L.P.                    4,769,372 (2)                    23.25%
201 Main Street, Suite 3100
Fort Worth, TX 76102

Sasco Capital, Inc.                     2,381,900 (3)                    11.61%
Ten Sasco Hill Road
Fairfield, CT 06430

(1) In each case, the persons listed report to have sole voting and dispositive power over their share ownership except for 1,088,400 over which Sasco Capital, Inc. does not have voting power.
(2) A Schedule 13D, reporting these shares were acquired for investment purposes, was filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 jointly by the named shareholder, Robert W. Bruce, III, Algenpar, Inc., J. Taylor Crandall, Keystone, Inc. The Anne T. and Robert M. Bass Foundation, Anne T. Bass, and Robert M. Bass. An additional 230,628 shares of Common Stock are reported in the filing as
     beneficially owned by the Foundation.   The filing states that Mr. Crandall
     and Mr. Bruce also may be deemed beneficial owners of the Foundation's shares and, along with Algenpar, Inc., may be deemed beneficial owners of Alpine Capital, L.P.'s shares as well, which together total 5,000,000 and represent approximately 24.37 percent of the outstanding Common Stock. Finally, 565,700 more shares are reported in the filing as beneficially owned by Keystone, Inc. and Robert M. Bass, which represent an additional
     2.75 percent of the outstanding Common Stock.
(3) A Schedule 13G filed by Sasco Capital, Inc. with the Securities and Exchange commission under the Securities Exchange Act of 1934, states that these shares were acquired in the ordinary course of business and not for the purpose or the effect of changing or influencing the control of LST.

                                 OTHER MATTERS
The Annual Meeting has been called for the purposes set forth in the Notice of Annual Meeting to which this proxy statement is appended. It is not anticipated that matters other than the election of Directors as described in the Notice will be brought before the meeting for action. If any other matters do properly come before the meeting, it is intended that votes thereon will be cast for all shares represented by unrevoked proxies solicited hereby which are received prior to the voting thereon in accordance with the best judgment of any of the persons authorized to vote as proxies.

                                  ACCOUNTANTS
On the recommendation of its Audit Committee, the Board of Directors has reappointed Arthur Andersen LLP as independent public accountants of LST and its subsidiaries for the fiscal year ending December 31, 1996. Arthur Andersen LLP served as independent public accountants for LST for the preceding year. A representative of Arthur Andersen LLP will attend the Annual Meeting, will have an opportunity to make a statement on behalf of Arthur Andersen LLP, and will be available to respond to appropriate questions.

                        COST AND METHOD OF PROXY SOLICITATION
The cost of this proxy solicitation will be paid by LST. In addition, LST will reimburse brokers and other custodians, nominees, and fiduciaries for their expenses in sending proxies and proxy materials to their principals. Officers and other regular employees of LST and, if necessary, its subsidiaries may request by telephone, telegram, or in person the return of proxies. Those officers and other regular employees of LST or subsidiaries will not receive additional compensation in connection with any solicitation of proxies.

                           ANNUAL REPORT AND FORM 10-K
The Annual Report of LST on Form 10-K for the fiscal year ended December 31, 1995, (without exhibits) has been mailed to shareholders of record as of March 26, 1996. A copy of that Report has been filed with the Securities and Exchange Commission and will be furnished (without exhibits) without charge to shareholders upon written request to Lone Star Technologies, Inc., P. O. Box 803546, Dallas, Texas 75380-3546, ATTN: Corporate Relations.

                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING
Shareholder proposals for consideration at the 1997 Annual Meeting of Shareholders must be received no later than December 5, 1996, at LST's principal executive office, 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240, directed to the attention of the Secretary.

                         LONE STAR TECHNOLOGIES, INC.
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made below as to the nominees for election, this proxy will be voted FOR the nominees named.

1. Election of Directors - Nominees are: JOHN P. HARBIN, for a term expiring in 1999; and DEAN P. GUERIN, for a term expiring in 1999.

MARK ONE BOX ONLY:
/ / FOR ALL Nominees listed.
/ / FOR ALL Nominees listed EXCEPT the following __________________________. / / WITHHOLD Authority to Vote for ALL Nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH NOMINEES LISTED.
2. In their discretion, upon other business as may properly come before the meeting or any adjournments thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

 LONE STAR TECHNOLOGIES, INC. 5501 LBJ Freeway, Suite 1200, Dallas, Texas 75240
                         Annual Meeting May 9, 1996

The undersigned, having received the notice and accompanying Proxy Statement for said meeting, hereby appoints as Proxies John P. Harbin, James T. Dougherty and Charles J. Keszler, or any one of them, with the power of substitution in each, to vote at the annual meeting or any adjournments thereof all the shares of Lone Star Technologies, Inc. which the undersigned may be entitled to vote. The above Proxies are, and each of them is, hereby instructed to vote as shown on the reverse side of this card.

                                                This proxy must be dated and
                                             signed EXACTLY as shown hereon.

                                                  Dated: _____________, 1996

                                          __________________________________

                                          __________________________________
                                        Executors, administrators, trustees,
                                       etc., should give full title as such.
                                          If a corporation, please sign full
                                  corporate name as duly authorized officer.